EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Tuesday, March 2, 2010

REHABCARE REPORTS RESULTS FOR FOURTH QUARTER
AND FISCAL YEAR 2009

•	Consolidated revenue and earnings per diluted share increase 18.2% and 16.2%, respectively, year over year

•	Earnings per diluted share of $0.03 in the 2009 fourth quarter reflects transaction related charges of $7.2 million after tax, or $0.34 per diluted share

•	Fourth quarter includes $1.2 million after tax, or $0.06 per diluted share, in increased health insurance claim costs over the third quarter, which is not expected to impact 2010 outlook

•
Skilled Nursing and Hospital Rehabilitation Services divisions achieve 2009 outlook for operating earnings margins; legacy Hospital division improves same store operating performance by $4.2 million in 2009 compared to 2008

•	2010 outlook reaffirmed for legacy RehabCare businesses and updated to include Triumph HealthCare

ST. LOUIS, MO, March 2, 2010--RehabCare Group, Inc. (NYSE:RHB) today reported financial results for the quarter and year ended December 31, 2009.  Comparative results for the quarter and year follow.

REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                Page 2

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
Amounts in millions, except per share data	2009	2009	2008	2009	2008

Consolidated Operating Revenues	$254.7	$208.0	$192.1	$869.4	$735.4
Consolidated Operating Earnings (a) (b) (c)	6.9	10.5	9.5	44.5	32.9
Consolidated Net Earnings from Continuing Operations	0.3	5.7	5.4	21.8	17.6
Loss from Discontinued Operations, Net of Tax (d)	—	—	(0.3)	(0.8)	(0.9)
Consolidated Net Earnings	0.3	5.7	5.1	21.0	16.7
Net Losses Attributable to Noncontrolling Interests	0.4	1.1	0.6	2.0	2.0
Net Earnings Attributable to RehabCare	0.7	6.8	5.7	23.0	18.7
Diluted Earnings per Share Attributable to RehabCare:
Earnings from Continuing Operations, Net of Tax	0.03	0.37	0.34	1.26	1.10
Net Earnings	0.03	0.37	0.32	1.22	1.05

SRS Operating Revenues	126.0	123.4	118.1	496.3	457.2
SRS Operating Earnings (a)	8.4	9.8	8.6	37.8	25.5
SRS EBITDA	9.8	11.4	10.3	44.0	32.4

HRS Inpatient Operating Revenues	33.3	32.9	32.4	130.9	122.8
HRS Outpatient Operating Revenues	11.7	12.1	11.3	47.3	42.9
HRS Operating Revenues	45.0	45.0	43.7	178.2	165.7
HRS Operating Earnings (a) (b)	7.3	8.2	5.8	29.5	22.0
HRS EBITDA	7.9	8.8	6.5	31.9	24.6

Hospital Operating Revenues	83.8	39.7	30.3	195.0	112.5
Hospital Operating Loss (a) (c)	(8.8)	(7.6)	(4.8)	(22.5)	(13.9)
Hospital EBITDA	(5.8)	(5.9)	(3.4)	(14.7)	(8.8)

(a)	The fourth quarter and year ended December 31, 2009 includes certain transaction related pretax charges of $9.4 million, or $0.34 per diluted share (see table on page 11).
(b)
The fourth quarter and year ended December 31, 2008 includes a pretax charge arising from a bad debt write-down related to an outpatient transaction of $1.2 million, or $0.04 per diluted share after tax (see table on page 11).

(c)
Includes a pretax charge related to the cancellation of a planned acquisition in Providence, RI, and a long-term acute care hospital development project in Kokomo, IN, of $1.5 million, or $0.05 per diluted share after tax, in the quarter and year ended December 31, 2008 (see table on page 11).

(d)
The $0.8 million after-tax loss from discontinued operations in the year ended December 31, 2009 includes a $0.7 million after-tax loss on the sale of the Company’s Phase 2 Consulting business on June 1, 2009.

“Capping off a successful year of top and bottom line growth was our merger with Triumph HealthCare in November, which has rebalanced our business portfolio between managed and owned operations and given us extensive expertise across the post-acute continuum,” said John H. Short, Ph.D, RehabCare President and Chief Executive Officer.  “The addition of Triumph has provided a new foundation for our Hospital operations to deliver strong, sustainable returns.
“Our outlook for the Skilled Nursing and Hospital Rehabilitation Services divisions underscores the strength of our contract services management team and effectiveness of our mitigation strategies in the face of challenging economic and regulatory conditions.  In addition, our application of new technologies continues to differentiate our products and drive greater clinical and operational results.”

Financial Overview of Fourth Quarter
Consolidated operating revenues for the fourth quarter of 2009, including $39.7 million generated by Triumph HealthCare, were $254.7 million, a 32.6% increase compared to $192.1 million in the 2008 fourth quarter.

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 3

Consolidated net earnings attributable to RehabCare, including Triumph, were $0.7 million in the fourth quarter of 2009 compared to $5.7 million in the prior year quarter. Diluted earnings per share attributable to RehabCare for the fourth quarter of 2009 was $0.03, which included $7.2 million of certain after-tax charges, substantially all of which related to the Triumph merger (see table on page 11).  Diluted earnings per share attributable to RehabCare for the 2008 fourth quarter was $0.32, including $1.7 million of after-tax charges.  Excluding these charges, diluted earnings per share attributable to RehabCare was $0.37 in the fourth quarter of 2009 compared to $0.41 in the fourth quarter of 2008.
The 2009 fourth quarter also included $1.2 million after tax, or $0.06 per diluted share, in increased health insurance claim costs over the 2009 third quarter.  As a result of being fully self-insured, the Company experiences quarter to quarter volatility in healthcare claim costs, but does not believe the increase in the fourth quarter represents a long-term trend.
Operating revenues in the Skilled Nursing Rehabilitation Services (SRS) division increased 6.7% from $118.1 million in the fourth quarter of 2008 to $126.0 million in the fourth quarter of 2009, driven by an increase in the average number of units operated and a contract therapy same store revenue increase of 4.6%.  The division had a net gain of 50 units over year end 2008 and a net gain of 20 from the third quarter of 2009.  On December 31, 2009, SRS operated in 1,118 locations compared to 1,068 locations at the end of the fourth quarter of 2008 and 1,098 locations at the end of the third quarter of 2009.
The SRS division’s operating earnings were $8.4 million, or 6.6% of revenue, compared to $8.6 million, or 7.3% of revenue, in the fourth quarter of 2008.  Quarterly operating earnings margin was lower than the prior year primarily due to higher health insurance claim costs.
The Hospital Rehabilitation Services (HRS) division’s fourth quarter 2009 operating revenues increased 3.0% to $45.0 million, compared to $43.7 million in the fourth quarter of 2008.  Inpatient operating revenues improved 2.8% and inpatient rehabilitation facility (IRF) same store revenues increased 2.1% compared to fourth quarter 2008.  IRF same store discharges declined 0.8% over the prior year quarter, but increased 1.2% for the full year.  The average number of inpatient programs declined by 4.2% while revenue per inpatient program increased 7.3% due to an improvement in contract mix compared to the year ago quarter.  Outpatient operating revenues increased 3.5% in the 2009 fourth quarter versus the 2008 fourth quarter as same store revenues increased 5.6% and the average number of programs remained flat.
At December 31, 2009, HRS operated 145 programs compared to 157 at the end of the fourth quarter of 2008 and 154 at the end of the third quarter of 2009.  The division operated 106 IRF programs at the end of the 2009 fourth quarter compared to 110 at the beginning of the quarter and 113 a year ago. The division had three IRF openings and seven IRF closings during the fourth quarter, including one related to a hospital closing and one contract terminated by RehabCare due to non-payment of services.  HRS signed contracts for one subacute unit and one outpatient unit in the fourth quarter.  At year end, the number of signed but unopened HRS contracts was seven, two of which were IRFs, compared to a backlog of five IRFs at the end of the third quarter.  In response to lower contract signings, the Company is realigning its business development function and broadening its HRS product offerings to better serve the needs of the market.

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 4

HRS operating earnings were $7.3 million, or 16.3% of revenue, flat year over year when excluding a bad debt write-down in the 2008 fourth quarter.
Operating revenues in the legacy Hospital division for the fourth quarter of 2009 increased $4.4 million, or 11.1%, sequentially to $44.1 million.  On a sequential basis, same store revenues and discharges increased 8.5% and 5.3%, respectively.
In 2009, the legacy Hospital division’s same store operating performance improved by $4.2 million, primarily a result of improved performance by the legacy long-term acute care hospitals (LTACHs).  The legacy hospitals incurred a fourth quarter operating loss of $12.5 million, which included $8.4 million in transaction and severance expenses primarily related to the Triumph merger, $1.2 million in start-up losses for Greater Peoria Specialty Hospital and a $1.8 million operating loss at Dallas LTAC Hospital, where the operational turnaround has been slower than expected.  The Company expects Dallas to be accretive by the end of the 2010 second quarter.  Total year operating losses were $26.2 million for the legacy Hospital division, which included $11.8 million in transaction and severance related expenses and $4.8 million in start-up and ramp-up losses.
Triumph HealthCare, which was acquired on November 24, 2009, generated revenues of $39.7 million, operating earnings of $3.7 million and EBITDA (earnings before interest, taxes, depreciation and amortization) of $5.1 million during the first 37 days it was part of the Hospital division.  November and December operating results for Triumph were impacted by softer acute care volumes, six hospitals achieving compliance with the 25-day length of stay requirement for LTACHs, the assimilation of the seven legacy RehabCare LTACHs into Triumph operations and the acquisition of St. Agnes Long-Term Care Hospital in Philadelphia, which was completed on December 16.  The Company expects some continued impact from these issues through at least the first quarter of 2010.
With the acquisition of Triumph’s 20 LTACHs in November and St. Agnes in December, the combined division currently operates a total of 34 hospitals, including 28 LTACHs and six IRFs.

Balance Sheet and Liquidity
At December 31, 2009, the Company had $24.7 million in cash and cash equivalents and $464.2 million in outstanding debt excluding the impact of original issue discounts.  Excluding Triumph, days sales outstanding decreased to 59.8 days at December 31, 2009 from 66.0 days at December 31, 2008.
For the year ended December 31, 2009, the Company generated cash from operations of $48.1 million and expended $13.2 million for capital expenditures, principally related to companywide information systems, equipment for the start-up of Greater Peoria Specialty Hospital, hospital facility maintenance capital and Triumph-related projects.

Legislative Update
With healthcare reform stalled in Congress, the Company is focused on securing extensions for both the Medicare Part B therapy cap exceptions process, which expired December 31, 2009, and the LTACH provisions contained in the 2007 Medicare, Medicaid and SCHIP Extension Act that are set to expire at the end of this year.  The Company also is seeking resolution to a 21% cut in the Medicare physician fee schedule that occurred on March 1, 2010, and is optimistic that Congress will act on these issues in the near term.  The Company remains engaged in the legislative process on these immediate concerns and other impending measures that could have adverse effects on Medicare beneficiaries, such as RUGs IV reimbursement and concurrent therapy rules slated to take effect October 1, 2010.

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 5

Outlook
The Company does not provide revenue and earnings per share guidance, but provides the following outlook for the total year 2010:
•
The Company anticipates strong consolidated revenue and net earnings growth for the full year, with progressively improving operating results throughout the year following softer performance in the first quarter.

•
The Skilled Nursing Rehabilitation Services division expects 6.5% to 7.5% operating earnings margins for the full year 2010, which will be driven by mid-single digit year-over-year same store revenue growth and which reflects an estimated impact of RUGs IV and concurrent therapy rules that go into effect October 1, 2010.  First quarter 2010 results are expected to be impacted by Part B therapy caps, for which the Company has implemented an aggressive mitigation plan.  The division also expects 50 to 75 net new units in 2010.

•
The Hospital Rehabilitation Services division expects 15% to 17% operating earnings margins and 2% to 4% year-over-year growth in IRF same store discharges for the full year 2010.  Unit count is anticipated to decrease in the first half of the year and recover in the second half, resulting in flat unit growth for the total year 2010.

•
The Hospital division expects total year revenue of $650.0 to $675.0 million and EBITDA of $90.0 to $100.0 million.  As previously stated, the Company expects a breakeven operating earnings run rate for its 13 legacy hospitals by the end of the second quarter of 2010 and to achieve breakeven operating earnings for the full year 2010.

•	The effective tax rate is anticipated to approximate 39% for 2010 after consideration of noncontrolling interests.
•	The Company expects continued strong operating cash flow with DSO in the range of 60 to 65 days.
•
Capital expenditures are anticipated to be $32.0 million in 2010, consisting of $12.5 million of information systems investments, $12.5 million in expansion projects and $7.0 million related to maintenance.

Closing Remarks
Dr. Short concluded, “While we expect implementation of the Part B therapy caps, lower HRS unit count and integration efforts to impact our performance in the first quarter, we are optimistic about the full year 2010 as we look to build on our strengths, fully integrate Triumph operations and continue to explore opportunities to expand our continuum of care.”

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 6

Conference Call Information
RehabCare will host a conference call on March 3, 2010, beginning at 10:00 AM Eastern time.  Listeners may access the call by dialing (800) 640-9765, confirmation number 26277547, or in a listen-only mode through the Company’s website at http://www.rehabcare.com/about/investors/webcast.html.  A replay of the call will be available beginning at approximately 2:00 PM Eastern Time on March 3 by dialing (877) 213-9653, confirmation number 26277547.  An online archive of the conference call will remain on the Company’s website through April 2, 2010.

About RehabCare Group
Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of rehabilitation program management services in partnership with over 1,260 hospitals and skilled nursing facilities in 41 states.  The Company also operates 34 freestanding long-term acute care and rehabilitation hospitals across the country.  RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Do not rely on forward-looking statements as the Company cannot predict or control many factors that affect its ability to achieve the results estimated.  The Company makes no promise to update any forward- looking statements because of changes in underlying factors, new information, future events or otherwise.

CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner, Chief Financial Officer
(314) 659-2189
Press: Donna Lee, Office of the CEO
(314) 659-2287

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 7

I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2009	2009	2008	2009	2008

Operating revenues	$254,692	$208,040	$192,059	$869,427	$735,412
Costs and expenses:
Operating	209,562	170,020	155,554	704,394	597,879
Selling, general and administrative	33,138	23,813	23,284	104,060	90,056
Depreciation and amortization	5,120	3,727	3,710	16,499	14,570
Total costs and expenses	247,820	197,560	182,548	824,953	702,505

Operating earnings	6,872	10,480	9,511	44,474	32,907

Interest income	79	—	39	98	143
Interest expense	(3,927)	(498)	(745)	(5,546)	(3,897)
Other income (expense), net	8	3	(3)	12	21
Equity in net income of affiliates	105	52	30	431	471

Earnings from continuing operations before income taxes	3,137	10,037	8,832	39,469	29,645
Income tax expense	2,842	4,331	3,424	17,641	12,063
Earnings from continuing operations	295	5,706	5,408	21,828	17,582
Gain (loss) from discontinued operations	8	(16)	(352)	(839)	(863)
Net earnings	303	5,690	5,056	20,989	16,719
Net loss attributable to noncontrolling interests	352	1,067	647	1,966	1,986
Net earnings attributable to RehabCare	$655	$6,757	$5,703	$22,955	$18,705

Amounts attributable to RehabCare:
Earnings from continuing operations	$647	$6,773	$6,055	$23,794	$19,568
Gain (loss) from discontinued operations	8	(16)	(352)	(839)	(863)
Net earnings	$655	$6,757	$5,703	$22,955	$18,705

Diluted EPS attributable to RehabCare:
Earnings from continuing operations	$0.03	$0.37	$0.34	$1.26	$1.10
Gain (loss) from discontinued operations	—	—	(0.02)	(0.04)	(0.05)
Net earnings	$0.03	$0.37	$0.32	$1.22	$1.05

Weighted average diluted shares	21,284	18,282	17,855	18,862	17,798

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 8

II. Condensed Consolidated Balance Sheets
(Amounts in thousands)
	Unaudited
	December 31,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$24,690	$27,373
Accounts receivable, net	199,447	139,197
Deferred tax assets	21,249	14,876
Other current assets	19,530	7,165
Total current assets	264,916	188,611

Property and equipment, net	111,814	37,851
Goodwill	566,078	171,365
Intangible assets	135,406	28,944
Investment in unconsolidated affiliate	4,761	4,772
Other assets	27,005	6,863
	$1,109,980	$438,406
Liabilities & Equity
Current portion of long-term debt	$7,507	$—
Payables & accruals	144,113	91,327
Total current liabilities	151,620	91,327

Long-term debt, less current portion	447,760	57,000
Other non-current liabilities	50,980	12,279
Stockholders’ equity	437,338	267,772
Noncontrolling interests	22,282	10,028
	$1,109,980	$438,406

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)
	Year Ended
	December 31,
	2009	2008

Net cash provided by operating activities	$48,090	$48,658
Net cash used in investing activities	(557,851)	(20,086)
Net cash provided by (used in) financing activities	507,078	(11,464)

Net (decrease) increase in cash and cash equivalents	(2,683)	17,108
Cash and cash equivalents at beginning of period	27,373	10,265
Cash and cash equivalents at end of period	$24,690	$27,373

Supplemental information:
Additions to property and equipment	$(13,215)	$(18,502)

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 9

IV. Operating Statistics (Unaudited; dollars in thousands)

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
	2009	2009	2008	2009	2008
Skilled Nursing Rehabilitation Services
Operating revenues	$125,965	$123,350	$118,055	$496,250	$457,229
Operating expenses	103,698	99,631	95,443	402,461	373,939
Selling, general and administrative	12,448	12,321	12,322	49,753	50,911
Depreciation and amortization	1,463	1,564	1,677	6,283	6,835
Operating earnings	$8,356	$9,834	$8,613	$37,753	$25,544
Operating earnings margin	6.6%	8.0%	7.3%	7.6%	5.6%

EBITDA	$9,819	$11,398	$10,290	$44,036	$32,379

Average number of contract therapy locations	1,121	1,089	1,076	1,088	1,066
End of period number of contract therapy locations	1,118	1,098	1,068	1,118	1,068

Patient visits (in thousands)	2,023	2,011	1,931	8,056	7,618

Hospital Rehabilitation Services
Operating revenues
Inpatient Rehabilitation Facility (IRF)	$31,294	$31,092	$30,044	$123,661	$113,251
Subacute	1,981	1,834	2,327	7,202	9,559
Total Inpatient	$33,275	$32,926	$32,371	$130,863	$122,810
Outpatient	11,691	12,113	11,291	47,305	42,848
Total HRS	$44,966	$45,039	$43,662	$178,168	$165,658
Operating expenses	31,666	31,451	31,494	124,758	118,291
Selling, general and administrative	5,373	4,831	5,716	21,500	22,729
Depreciation and amortization	592	561	633	2,423	2,641
Operating earnings	$7,335	$8,196	$5,819	$29,487	$21,997
Operating earnings margin	16.3%	18.2%	13.3%	16.6%	13.3%

EBITDA	$7,927	$8,757	$6,452	$31,910	$24,638

Average number of programs
IRF	110	111	112	112	109
Subacute	9	9	12	9	13
Total Inpatient	119	120	124	121	122
Outpatient	34	36	34	35	33
Total HRS	153	156	158	156	155

End of period number of programs
IRF	106	110	113	106	113
Subacute	9	9	9	9	9
Total Inpatient	115	119	122	115	122
Outpatient	30	35	35	30	35
Total HRS	145	154	157	145	157

IRF discharges	10,907	10,858	11,152	44,123	42,306
Outpatient visits (in thousands)	305	320	263	1,264	983

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 10

IV. Operating Statistics Continued (Unaudited; dollars in thousands)

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
	2009	2009	2008	2009	2008
Hospitals
Operating revenues	$83,761	$39,651	$30,342	$195,009	$112,525
Operating expenses	74,198	38,938	28,617	177,175	105,649
Selling, general and administrative	15,317	6,661	5,098	32,553	15,685
Depreciation and amortization	3,065	1,602	1,400	7,793	5,094
Operating earnings (loss)	$(8,819)	$(7,550)	$(4,773)	$(22,512)	$(13,903)
Operating earnings margin	-10.5%	-19.0%	-15.7%	-11.5%	-12.4%

EBITDA	$(5,754)	$(5,948)	$(3,373)	$(14,719)	$(8,809)

RehabCare LTACHs
Number of hospitals – end of period	7	7	5	7	5
Available licensed beds – end of period	353	353	243	353	243
Admissions	752	775	442	2,564	1,723
Patient days	20,244	18,368	12,310	67,042	45,366
Average length of stay (Medicare days only)	27	24	28	26	26
Net inpatient revenue per patient day	$1,238	$1,157	$1,138	$1,205	$1,097
Occupancy rate	62%	60%	55%	63%	56%
Percent patient days - Medicare	72%	66%	74%	72%	77%

Triumph LTACHs (for period 11/24/09 – 12/31/09)
Number of hospitals – end of period	21	—	—	21	—
Available licensed beds – end of period	1,240	—	—	1,240	—
Admissions	1,007	—	—	1,007	—
Patient days	27,221	—	—	27,221	—
Average length of stay (Medicare days only)	27	—	—	27	—
Net inpatient revenue per patient day	$1,435	—	—	$1,435	—
Occupancy rate	59%	—	—	59%	—
Percent patient days - Medicare	72%	—	—	72%	—

Combined LTACHs
Number of hospitals – end of period	28	7	5	28	5
Available licensed beds – end of period	1,593	353	243	1,593	243
Admissions	1,759	775	442	3,571	1,723
Patient days	47,465	18,368	12,310	94,263	45,366
Average length of stay (Medicare days only)	27	24	28	26	26
Net inpatient revenue per patient day	$1,351	$1,157	$1,138	$1,272	$1,097
Occupancy rate	61%	60%	55%	62%	56%
Percent patient days - Medicare	72%	66%	74%	72%	77%

IRFs
Number of hospitals – end of period	6	6	6	6	6
Available licensed beds – end of period	243	243	243	243	243
Admissions	1,207	1,179	1,075	4,834	4,239
Patient days	15,923	15,202	14,036	61,719	52,770
Average length of stay (Medicare days only)	13	13	12	12	12
Net inpatient revenue per patient day	$1,050	$1,020	$981	$1,025	$990
Occupancy rate	71%	68%	66%	70%	68%
Percent patient days - Medicare	67%	67%	65%	66%	67%

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REHABCARE REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS                                                                                                                  Page 11

V. Operating Earnings and EBITDA Reconciliation

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
	2009	2009	2008	2009	2008

SRS operating earnings	$8,356	$9,834	$8,613	$37,753	$25,544
HRS operating earnings	7,335	8,196	5,819	29,487	21,997
Hospital operating earnings (loss)	(8,819)	(7,550)	(4,773)	(22,512)	(13,903)
Unallocated items	—	—	(148)	(254)	(731)
Consolidated operating earnings	6,872	10,480	9,511	44,474	32,907
Depreciation and amortization	5,120	3,727	3,710	16,499	14,570
Consolidated EBITDA	$11,992	$14,207	$13,221	$60,973	$47,477

VI. Charges Included in Statement of Earnings
(Amounts in thousands, except per share data)

	Fourth Quarter 2009			Fourth Quarter 2008

	Pre-Tax Impact	After-Tax Impact	Diluted EPS	Pre-Tax Impact	After-Tax Impact	Diluted EPS

Transaction expenses1	$7,070	$4,313	$0.20	$—	$—	$—
Tax impact of non-deductible transaction expenses2	—	1,502	0.07	—	—	—
Severance expenses3	862	526	0.03	—	—	—
Long-term incentive plan expense resulting from the transaction2	1,443	880	0.04	—	—	—
Bad debt write-down related to an outpatient transaction	—	—	—	1,235	753	0.04
Cancellation of planned acquisition in Rhode Island and an LTACH development project in Kokomo, IN	—	—	—	1,483	905	0.05
	$9,375	$7,221	$0.34	$2,718	$1,658	$0.09

Breakdown by division
Skilled Nursing Rehabilitation Services	$648			$—
Hospital Rehabilitation Services	322			1,235
Hospitals	8,405			1,483
	$9,375			$2,718

1$6,781 pretax related to the Triumph merger
2Transaction expenses directly related to the Triumph merger
3Severance expenses were primarily incurred in an effort to reduce corporate overhead and eliminate redundancies created by the Triumph merger

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